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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Ceres Group, Inc. and subsidiaries dated March 8, 2001, except for Note X, as to which the date is November 12, 2001, and to the use of our report dated April 16, 1999 related to the consolidated financial statements of Continental General Corporation, in the Registration Statement and related Prospectus of Ceres Group, Inc. dated November 28, 2001.

                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
November 27, 2001